                      FOR:   International Speedway Corporation

                                                                     APPROVED BY:   Wes Harris
                                                                                                   Director of Investor Relations
                                                                                                   (386) 947-6465

                                                                              CONTACT:   Jonathan Schaffer/Betsy Brod
                                                                                                   Brod Group
                                                                                                   (212) 750-5800

INTERNATIONAL SPEEDWAY UPDATES FIRST QUARTER
REVENUE AND EARNINGS EXPECTATIONS

            DAYTONA BEACH, FLORIDA – February 27, 2003 – International Speedway Corporation (“ISC”) (Nasdaq/NM: ISCA; OTC Bulletin Board: ISCB) today updated its expectations for revenues and earnings for the first quarter ending February 28, 2003.

The Company expects to report first quarter revenues of approximately $130 million, at the low end of its previously issued guidance range of $130 to $135 million.  Earnings are expected in the range of $0.46 to $0.48 per diluted share compared to previous guidance for the period of $0.49 to $0.51 per diluted share.  The updated expectations for the 2003 first quarter include the favorable impact of a one-time revenue contribution to ISC’s Food, Beverage, and Merchandise Income of approximately $1.5 million, or less than $0.02 per diluted share in earnings, related to the Company’s ongoing activities to audit third party vendors’ sales reports for prior years.

“NASCAR Winston Cup Series highlights of the quarter included one of the highest attended Budweiser Shootouts in history and an estimated crowd of more than 170,000 fans for the 45th running of the Daytona 500,” commented Mr. James C. France, President and Chief Operating Officer of International Speedway Corporation.  “However, a combination of inclement weather for events at both our Daytona and North Carolina facilities and softer attendance-related revenues due to current economic and geopolitical conditions affected Company performance during the period.  As previously discussed, advanced ticket sales for 2003 continue to be slightly behind 2002 levels, particularly for support series events.

“At Daytona, inclement weather impacted our schedule for Sunday, February 9th, with both Bud Pole Qualifying for the Daytona 500 and the Goody’s Dash Series 150 postponed and held the next day.  In addition, the Daytona 500 was shortened due to rain for the first time since 1966.  At North Carolina, poor weather leading up to the race weekend impacted advance ticket sales, and rain delayed Friday’s practice and qualifying sessions as well as postponed Saturday’s Busch Series event until the following Monday.  We believe this is the first time in Company history that three consecutive Winston Cup race weekends were impacted by rain.”

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The outstanding promotion and television broadcasts by FOX and its family of networks resulted in strong ratings for the 2003 first quarter NASCAR events at Daytona and North Carolina.  At Daytona, the Budweiser Shootout was the highest-rated prime time NASCAR event ever on FOX, and Speed Channel’s first live broadcast of the NASCAR Craftsman Truck Series resulted in an impressive 14% increase in average household viewership for the Florida Dodge Dealers 250.  In addition, the Koolerz 300 was the most watched NASCAR Busch Series race in history and the Daytona 500 posted its fourth highest rating ever, despite being shortened due to rain.  At North Carolina, the national ratings for the NASCAR Winston Cup Series Subway 400 grew more than 6% over 2002, highlighted by a 58% increase in ratings for the New York media market.

Mr. France concluded, “We feel the fundamentals of our business remain strong, and we continue to anticipate solid growth over our record results of 2002.  Our fan base, including our television audience, continues to grow.  Television viewership is on track to reach record levels during the year, and we continue to reach long-term marketing agreements with significant sponsors, including recently announced partnerships with General Motors, Automobile Club of Southern California and Newell Rubbermaid.  In addition, while the current environment has thus far made ticket sales for 2003 challenging on a comparable year-over-year basis, overall demand for our Winston Cup events is holding up well.”

As a result of its revised expectations for the first quarter, the Company is adjusting its outlook for the full year ending November 30, 2003, to an earnings range of $2.10 to $2.18 per diluted share, including the estimated $0.02 impact of the one-time revenue contribution in the first quarter.  The previous guidance range for the 2003 fiscal year was $2.13 to $2.21 per diluted share.

The Company will report final results for the first quarter on Tuesday, April 8, 2003, and will host a conference call and Webcast with investors at that time.

International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 events annually.  The Company owns and/or operates 12 of the nation’s major motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; North Carolina Speedway in Rockingham; Darlington Raceway in South Carolina; Watkins Glen International in New York; and Nazareth Speedway in Pennsylvania.  Other track interests include an indirect 37.5% interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago, Illinois.

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The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name “Americrown.”  For more information, visit the Company's Web site at www.iscmotorsports.com.

Statements made in this release that express the Company’s or management's beliefs or expectations and which are not historical facts or which are applied prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward looking statements. The Company’s results could be impacted by risk factors, including, but not limited to, weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events.  Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Q's. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be needed to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

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